Exhibit 10.2

FOURTH AMENDMENT TO MASTER LEASE
THIS FOURTH AMENDMENT TO MASTER LEASE (this “Amendment”) is being entered into on this 1st day of May, 2017 (the "Effective Date"), by and between Landlord and Tenant, as more fully set forth herein, and shall amend that certain Master Lease, dated November 1, 2013, as amended by that certain First Amendment to Master Lease, dated March 5, 2014, as further amended by that certain Second Amendment to Master Lease and First Amendment to Access Agreement, dated April 18, 2014, and as further amended by that certain Third Amendment to Master Lease, dated September 20, 2016 (collectively, the “Master Lease”), by and among GLP Capital, L.P. (together with its permitted successors and assigns, “Landlord”) and Penn Tenant, LLC (together with its permitted successors and assigns, “Tenant”), pursuant to which Tenant leases certain Leased Property, as further defined in the Master Lease (the “Existing Leased Property”). Landlord and Tenant each desire to add two (2) additional Facilities, as further defined in Annex A and Annex B attached hereto and incorporated herein (the “Additional Leased Property”), on the terms and conditions hereinafter set forth. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Master Lease.
BACKGROUND:
WHEREAS, Landlord and Tenant each desire to amend the Master Lease as more fully described herein.
NOW, THEREFORE, in consideration of the provisions set forth in the Master Lease as amended by this Amendment, including, but not limited to, the mutual representations, warranties, covenants and agreements contained therein and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby respectively acknowledged, and subject to the terms and conditions thereof and hereof, the parties, intending to be legally bound, hereby agree that the Master Lease shall be amended as follows:

ARTICLE I
LEASE OF ADDITIONAL LEASED PROPERTY

1.1    Landlord does hereby lease to Tenant, and Tenant does lease from Landlord the Additional Leased Property for the Term (which shall begin on the Effective Date with respect to the Additional Leased Property). Except as otherwise expressly provided herein, Tenant’s lease of the Additional Leased Property shall be upon the terms and conditions of the Master Lease, except as modified or amended by this Amendment. As of the Effective Date of this Amendment, all references in the Master Lease to the “Leased Property” and “Land” shall mean the Existing Leased Property and the Additional Leased Property.

1.2    Exhibit A to the Master Lease is hereby amended and restated in its entirety as set forth in Annex A attached hereto and incorporated hereby. For the avoidance of doubt, Landlord and Tenant acknowledge that the Additional Leased Property shall not be deemed to be a Competing Facility for purposes of Section 7.4(d) of the Master Lease.

1.3    Exhibit B of the Master Lease is hereby amended to add the legal descriptions for the Additional Leased Property as set forth in Annex B attached hereto and incorporated hereby by this reference to the description of the Land.

1.4    Exhibit D of the Master Lease is hereby amended to add the Gaming Licenses for the Additional Leased Property as set forth in Annex C attached hereto and incorporated hereby by this reference to the Gaming Licenses.

1.5    Schedule 1A of the Master Lease relating to Ground Leases is hereby amended to add those Ground Leases for the Additional Leased Property as set forth in Annex D attached hereto and incorporated hereby by this reference to the Disclosure Items.

1.6    Schedule 1A of the Master Lease relating to Environmental Matters / Hazardous Substances is hereby amended to add those Environmental Matters / Hazardous Substances for the Additional Leased Property as set forth in Annex E attached hereto and incorporated hereby by reference to the Disclosure Items.

1.7    Schedule 6.3 of the Master Lease relating to Guarantors Under the Master Lease is hereby amended to add those Guarantors for the Additional Leased Property (the “Additional Guarantors”) as set forth in Annex F attached hereto and incorporated hereby by reference to the Guarantors. In accordance with the terms and conditions of Section 6.3 of the Master Lease, those Additional Guarantors shall execute that form attached as Appendix A of Exhibit E of the Master Lease and provide the same to Landlord.

ARTICLE II
AMENDMENT TO SECTION 2.1 OF THE MASTER LEASE

2.1    The parties hereby agree as follows:

(a)The following shall be added at the end of the definition of Adjusted Revenue to Rent Ratio: “Notwithstanding anything to the contrary contained herein, including in the definition of Adjusted Revenue above, with respect to the Additional Leased Property, Adjusted Revenue and Rent attributable to the Additional Leased Property shall include actual Adjusted Revenue received and Rent incurred by Tenant during the Test Period in which the Additional Leased Property is added to the Master Lease and shall not be determined on a pro forma basis as otherwise provided herein.”

(b)After giving effect to the adjustments required by the Master Lease from inception of the Master Lease through the date of this Amendment, the parties agree that notwithstanding anything to the contrary contained in the Master Lease:

(i)Building Base Rent for the Lease Year expiring on October 31, 2017 (the “Fourth Lease Year”) is equal to Two Hundred Sixty-Six Million One Hundred Forty-Nine Thousand Eight Hundred Ten Dollars ($266,149,810). Building Base Rent shall be subject to further adjustment as provided for in the Master Lease.

(ii)Other Land Base Rent for the Fourth Lease Year is equal to Fifty-One Million One Hundred Eleven Thousand Three Hundred Twenty-Four Dollars ($51,111,324). Other Land Base Rent shall be subject to further adjustment as provided for in the Master Lease.

(c)After giving effect to the adjustments required by the Master Lease from inception of the Master Lease through the date of this Amendment, the definition of “Percentage Rent” is hereby amended and restated in its entirety to read as follows:

Percentage Rent: The sum of (1) for all Facilities other than the CT Facilities, an annual amount equal to Fifty-One Million One Hundred Eleven Thousand Three Hundred Twenty-Four Dollars ($51,111,324); provided, however, that the Percentage Rent for all Facilities other than the CT Facilities shall be reset each Percentage Rent Reset Year to a fixed annual amount equal to the product of (i) four percent (4%) and (ii) the excess (if any) of (a) the average annual Net Revenues of all the Facilities other than the CT Facilities for the trailing five-year period (i.e., the first (1st) through fifth (5th) Lease Years, the sixth (6th) through tenth (10th) Lease Years, the eleventh (11th) though fifteenth (15th) Lease Years, the sixteenth (16th) through twentieth (20th) Lease Years, the twenty-first (21st) through twenty-fifth (25th) Lease Years and the twenty-sixth (26th) through thirtieth (30th) Lease Years) over (b) One Billion Two Hundred Seventy-Seven Million Seven Hundred Eighty-Three Thousand One Hundred Dollars ($1,277,783,100), and (2) for the CT Facilities, a variable amount, determined monthly, equal to (i) 20% of the excess of actual Net Revenues of the month then ended for the CT Facilities over (ii) seventeen million, eight hundred fifty-seven thousand, two hundred forty-one Dollars ($17,857,241). For purposes of clause (a) in the preceding sentence, (x) in determining the “average annual Net Revenues” of any Development Facility added to the Leased Property hereunder during any such trailing five-year period, the “average annual Net Revenue” shall be calculated separately for each such Development Facility by using the actual Net Revenues for such Development Facility for such trailing five-year period divided by the time period during such trailing five-year period that the Development Facility was open commencing on the relevant Development Facility Commencement Date (with the average annual Net Revenues for each Development Facility then added to the average annual Net Revenues for the remaining Facilities), (y) in the case of any Leased Property Rent Adjustment Event other than with respect to a CT Facility, the "average annual Net Revenues" shall be calculated as if such Leased Property Rent Adjustment Event occurred on the first day of such trailing five-year period. Percentage Rent shall be subject to further adjustment as and to the extent provided in Section 14.6 and (z) in determining the “average annual Net Revenues” of the Additional Leased Property during the initial trailing five-year period, the “average annual Net Revenue” shall be calculated separately for the Additional Leased Property by using the actual Net Revenues for such Additional Leased Property received during such trailing five-year period divided by the time period during such trailing five-year period that the Additional Leased Property is part of the Master Lease (with the average annual Net Revenues for the Additional Leased Property then added to the average annual Net Revenues for the remaining Facilities and the Development Facilities).

ARTICLE III
AMENDMENT TO SECTION 8.6 OF THE MASTER LEASE
3.1    The following shall be added at the end of Section 8.6(a) of the Master Lease: “Notwithstanding anything to the contrary contained herein, with respect to those Ground Leases associated with the Additional Leased Property, the Tenant shall pay all rent due thereunder.”

ARTICLE IV
AMENDMENT TO SECTION 14.6 OF THE MASTER LEASE

4.1    The following shall be added at the end of Section 14.6 of the Master Lease: “Notwithstanding anything to the contrary contained herein, in no event shall the termination of the Master Lease as to the Resorts Casino Tunica property, as identified on Annex A, as a result of Tenant discontinuing operations and forfeiting the Gaming License for such Additional Leased Property be considered a "Leased Property Rent Adjustment Event,” and no adjustments to Rent will be made as a result of the closure of the Resorts Casino Tunica property, including pursuant to Section 7.2(d) or elsewhere in the Master Lease.

ARTICLE V
AMENDMENT TO ARTICLE XXXII OF THE MASTER LEASE
As to the Additional Leased Property only, Article XXXII of the Master Lease shall not apply and, as to the Additional Leased Property only, the following shall apply:
5.1    Hazardous Substances. Tenant shall not allow any Hazardous Substance to be located, stored, disposed of or released in, on, under or about the Additional Leased Property or incorporated into the Additional Leased Property Facilities; provided, however, that Hazardous Substances may be brought, kept, used or disposed of in, on or about the Additional Leased Property in quantities and for purposes similar to those brought, kept, used or disposed of in, on or about similar facilities used for purposes similar to the Primary Intended Use, including construction and maintenance of the facilities similar to the applicable Facility or to the extent in existence at any Facility, but only to the extent the same are brought, kept, used and disposed of in strict compliance with Legal Requirements. Tenant shall not allow the Additional Leased Property to be used as a waste disposal site or for the manufacturing, handling, storage, distribution or disposal of any Hazardous Substance other than in the ordinary course of the business conducted at the Additional Leased Property and in compliance with applicable Legal Requirements.

5.2    Notices. Tenant shall provide to Landlord, within five (5) Business Days after Tenant’s receipt thereof, a copy of any notice, or notification with respect to, (i) any violation of a Legal Requirement relating to Hazardous Substances located in, on, or under the Additional Leased Property or any adjacent property; (ii) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened with respect to the Additional Leased Property; (iii) any claim made or threatened by any Person against Tenant or the Additional Leased Property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Substance; and (iv) any reports made to any federal, state or local environmental agency arising out of or in connection with any Hazardous Substance in, on, under or removed from the Additional Leased Property, including any complaints, notices, warnings or asserted violations in connection therewith.

5.3    Remediation. If Tenant becomes aware of a violation of any Legal Requirement relating to any Hazardous Substance in, on, under or about the Additional Leased Property or any adjacent property first occurring from and after the Effective Date, or if Tenant, Landlord or the Additional Leased Property becomes subject to any order of any federal, state or local agency to repair, close, detoxify, decontaminate or otherwise remediate the Additional Leased Property, Tenant shall promptly notify Landlord of such event and, subject to Section 5.5 below, at its sole cost and expense, cure such violation or effect such repair, closure, detoxification, decontamination or other remediation (or if migrating from adjacent properties or otherwise the responsibility of a third party, with Landlord’s consent not to be unreasonably withheld, shall use commercially reasonable efforts to take appropriate legal action to cause the third party to do so). If Tenant fails to implement and diligently pursue any such cure, repair, closure, detoxification, decontamination or other remediation, Landlord shall have the right, but not the obligation, upon prior written notice to Tenant, to carry out such action and to recover from Tenant all of Landlord’s reasonable costs and expenses incurred in connection therewith. In such an event, Tenant shall allow Landlord and Landlord's agents to have reasonable access to the Additional Leased Property at reasonable times in order to carry out Landlord's remediation activities.

5.4    Indemnity by Tenant. Except as otherwise provided in this Amendment, Tenant shall indemnify, defend, protect, save, hold harmless, and reimburse Landlord and Landlord’s Affiliates, employees, agents and representatives (“Indemnitees”) for, from and against any and all costs, losses (including, losses of use or economic benefit or diminution in value), liabilities, damages, assessments, lawsuits, deficiencies, demands, claims and expenses (collectively, “Environmental Costs”) (whether or not arising out of third-party claims and regardless of whether liability without fault is imposed, or sought to be imposed, on such Indemnitees) incurred in connection with, arising out of, resulting from or incident to, directly or indirectly, during (but not before, subject to Section 5.5, or after) the Term or such portion thereof during which the Additional Leased Property is leased to Tenant (i) the production, use, generation, storage, treatment, transporting, disposal, discharge, release or other handling or disposition of any Hazardous Substances from, in, on or about the Additional Leased Property (collectively, “Handling”), including the effects of such Handling of any Hazardous Substances on any Person or property within or outside the boundaries of the Additional Leased Property, and (ii) the presence of any Hazardous Substances in, on, under or about the Additional Leased Property , solely to the extent such were introduced after the Effective Date, and (iii) the violation of any Environmental Law by Tenant or any third party other than Landlord acting on behalf of Tenant. “Environmental Costs” include interest, costs of response, removal, remedial action, containment, cleanup, investigation, abatement, encapsulation, design, engineering and construction, damages (including actual and consequential damages) for personal injuries and for injury or contamination to, destruction of or loss of property or natural resources, relocation or replacement costs, penalties, fines, charges or expenses, attorney’s fees, expert fees, consultation fees, and court costs, and all amounts paid in investigating, defending or settling any of the foregoing. For purposes of this Article V, “Environmental Laws” shall include: any and all federal, state, municipal and local laws, statutes, ordinances, rules, regulations, guidances, policies, orders, decrees or judgments, whether statutory or common law, as amended from time to time, now or hereafter in effect, or promulgated, pertaining to the environment, public health and safety and industrial hygiene, including, without limitation, the use, generation, manufacture, production, storage, release, discharge, disposal, handling, treatment, removal, decontamination, cleanup, transportation or regulation of any Hazardous Substance, including, without limitation, such applicable provisions in the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide, Rodenticide Act, the Safe Drinking Water Act, and the Occupational Safety and Health Act.

Without limiting the scope or generality of the foregoing, Tenant expressly agrees that, in the event of a breach by Tenant in its obligations under this Section 5.4 which is not cured within any applicable cure period, Tenant shall reimburse Landlord for any and all reasonable costs and expenses incurred by Landlord under the terms of this Amendment in connection with, arising out of, resulting from or incident to, directly or indirectly, during (but not before or after except with respect to any period of time in which the Tenant or its Affiliates were in possession and control of the Additional Leased Property) the Term or such portion thereof during which the Additional Leased Property is leased to Tenant of the following:
(a)    In investigating any and all matters relating to the Handling of any Hazardous Substances, in, on, from, under or about the Additional Leased Property;

(b)    In bringing the Additional Leased Property into compliance with all Legal Requirements; and

(c)    Removing, treating, storing, transporting, cleaning-up and/or disposing of any Hazardous Substances used, stored, generated, released or disposed of in, on, from, under or about the Additional Leased Property or off-site other than in the ordinary course of the business conducted at the Additional Leased Property and in compliance with applicable Legal Requirements.

If any claim is made by Landlord for reimbursement for Environmental Costs incurred by it hereunder, Tenant agrees to pay such claim promptly, and in any event to pay such claim within sixty (60) calendar days after receipt by Tenant of written notice thereof and any amount not so paid within such sixty (60) calendar day period shall bear interest at the Overdue Rate from the date due to the date paid in full.

5.5    Indemnity by Landlord. Notwithstanding anything set forth in this Article V to the contrary, Landlord shall be responsible for and shall indemnify, defend, protect, save, hold harmless, and reimburse Tenant and Tenant’s Affiliates, employees, agents and representatives (“Tenant Indemnitees”) for, from and against any and all Environmental Costs (whether or not arising out of third-party claims and regardless of whether liability without fault is imposed, or sought to be imposed, on Tenant Indemnitees) incurred in connection with, arising out of, resulting from or incident to, directly or indirectly, before or during (but not after) the Term or such portion thereof, any Pre-Existing Environmental Conditions (as hereinafter defined), provided that such Environmental Costs (including but not limited to the cost of investigation, removal, remediation, restoration, abatement or encapsulation of any Pre-Existing Environmental Conditions in accordance with applicable Environmental Law) are not incurred solely as a result of or in connection with any discretionary renovation, remodeling or expansion activities performed or to be performed by Tenant in, on or about the Additional Leased Property during the Term, in which case Tenant shall be solely responsible for, and shall indemnify, defend, protect, save, hold harmless and reimburse any Indemnitees for, such Environmental Costs in accordance with this Article V; provided, however, that any maintenance, repair, Capital Improvements or other alterations, modifications and/or additions undertaken by Tenant that is required under the Master Lease or is required in order to comply with any and all Legal Requirements shall not be considered discretionary renovation, remodeling or expansion activities. Should any test boring or other investigatory work by or for Tenant reveal the presence of Pre-Existing Environmental Conditions, such test boring or other investigative work shall not be considered to be part of any discretionary renovation, remodeling or expansion activities of Tenant (and therefore Environmental Costs associated with the investigation, removal, remediation, restoration, abatement or encapsulation of such Pre-Existing Environmental Conditions shall be borne by Landlord) unless and until Tenant makes an affirmative decision to proceed with such discretionary renovation, remodeling or expansion activities, in which case Tenant shall be solely responsible for the Environmental Costs associated with the investigation, removal, remediation, restoration, abatement or encapsulation of such Pre-Existing Environmental Conditions revealed by such test boring or other investigatory work, in accordance with this Article IV. “Pre-Existing Environmental Conditions" means (i) any condition that may exist at or on the Additional Leased Property on or prior to the Effective Date with respect to contamination of soil, surface or ground waters, stream sediments, and every other environmental media, (ii) any Hazardous Substances located in, on or about the Additional Leased Property on or prior to the Effective Date and (iii) any Hazardous Substances that have migrated from the Additional Leased Property prior to the Effective Date.

5.6    Environmental Inspections. In the event Landlord has a reasonable basis to believe that Tenant is in breach of its obligations under this Article V, Landlord shall have the right, from time to time, during normal business hours, in a reasonable manner and upon not less than five (5) days’ written notice to Tenant, except in the case of an emergency in which event no notice shall be required, to conduct an inspection of the Additional Leased Property to determine the existence or presence of Hazardous Substances on or about the Additional Leased Property. Landlord shall have the right to enter and inspect the Additional Leased Property, conduct any testing, sampling and analyses it deems necessary and shall have the right to inspect materials brought into the Additional Leased Property. Landlord may, in its discretion, retain such experts to conduct the inspection, perform the tests referred to herein, and to prepare a written report in connection therewith. All reasonable costs and expenses incurred by Landlord under this Section shall be paid on demand as Additional Charges by Tenant to Landlord. Failure to conduct an environmental inspection or to detect unfavorable conditions if such inspection is conducted shall in no fashion be intended as a release of any liability for environmental conditions subsequently determined to be associated with or to have occurred during Tenant’s tenancy. Tenant shall remain liable for any environmental condition related to or having occurred during its tenancy regardless of when such conditions are discovered and regardless of whether or not Landlord conducts an environmental inspection at the termination of the Master Lease. The obligations set forth in this Article shall survive the expiration or earlier termination of the Master Lease.

5.7    Bally’s Casino Tunica Hotel. Notwithstanding anything to contrary contained herein, Pre-Existing Environmental Conditions present in the hotel at the Bally’s Casino Tunica property are not covered the provisions of Section 5.5 above. Tenant has assumed responsibility for, and Landlord hereby consents to, the destruction and removal of the hotel building.

ARTICLE VI
AMENDMENT TO EXHIBIT B TO MASTER LEASE

6.1    Exhibit B to the Master Lease, as it relates to the following Facility only, is hereby amended to modify the legal descriptions of the following Facility:

A.    Hollywood Casino Lawrenceburg. That portion of the Leased Property that has been conveyed by Landlord to the City of Greendale, Indiana by deed dated February 2, 2016 and recorded on February 4, 2016 (Instrument Number 20160000693, Dearborn County Recorder's records) is hereby removed from the description of the Leased Property with respect to the Hollywood Casino Lawrenceburg, Lawrenceburg, Indiana. The portion of the Leased Property so removed is set forth in Annex B-1 attached hereto.

ARTICLE VII
AMENDMENT TO MEMORANDUM OF LEASE

Landlord and Tenant shall enter into one or more amendments to any memorandum of lease which may be been recorded in accordance with Article XXXIII of the Master Lease, in form suitable for recording in each county or other application location in which a Leased Property is located which amendment is pursuant to this Amendment. Tenant shall pay all costs and expenses of recording any such amendment to memorandum and shall fully cooperate with Landlord in removing from record any such memorandum upon the expiration or earlier termination of the Term with respect to the applicable Facility.

ARTICLE VIII
AUTHORITY TO ENTER INTO AMENDMENT

Each party represents and warrants to the other that: (i) this Amendment and all other documents executed or to be executed by it in connection herewith have been duly authorized and shall be binding upon it; (ii) it is duly organized, validly existing and in good standing under the laws of the state of its formation and is duly authorized and qualified to perform this Amendment and the Master Lease, as amended hereby, within the State(s) where any portion of the Leased Property is located, and (iii) neither this Amendment, the Master Lease, as amended hereby, nor any other document executed or to be executed in connection herewith violates the terms of any other agreement of such party.
ARTICLE IX
MISCELLANEOUS

9.1    Brokers. Tenant warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Amendment, and Tenant shall indemnify, protect, hold harmless and defend Landlord from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Tenant. Landlord warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Amendment, and Landlord shall indemnify, protect, hold harmless and defend Tenant from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Landlord.

9.2    Costs and Expenses; Fees. Each party shall be responsible for and bear all of its own expenses incurred in connection with pursuing or consummating this Amendment and the transactions contemplated by this Amendment, including, but not limited to, fees and expenses, legal counsel, accountants, and other facilitators and advisors.

9.3    Choice of Law and Forum Selection Clause. This Amendment shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the substantive Laws of the State of New York without regard to the conflict of law principles thereof or of any other jurisdiction.

9.4    Counterparts; Facsimile Signatures. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

9.5    No Further Modification. Except as modified hereby, the Master Lease remains in full force and effect.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the undersigned as of the date first above written.
LANDLORD:
GLP CAPITAL, L.P.

By:	/s/ William J. Clifford
William J. Clifford
CFO and Treasurer

TENANT:
PENN TENANT, LLC

By:	Penn National Gaming, Inc.
its managing member
By:    /s/ William J. Fair
Name: William J. Fair
Title: Executive Vice President and Chief Financial Officer

ANNEX A
EXHIBIT A

Facility Name	Facility Address	Use
Argosy Casino Alton (excluding riverboat)	#1 Piasa Street Alton, Illinois	Dockside Gaming Barge-Based Facility

Argosy Casino Riverside	777 Argosy Parkway Riverside, Missouri	Dockside Gaming Barge-Based Facility

Argosy Casino Sioux City (excluding riverboat and property listed on Schedule 1.1 paragraph 2)	100 Larson Park Road Sioux City, Iowa	Dockside Gaming Barge-Based Facility

Boomtown Casino (excluding Skrmetta Ground Lease property)	676 Bayview Avenue Biloxi, Mississippi	Dockside Gaming Barge-Based Facility

Hollywood Casino Aurora (excluding property listed on Schedule 1.1 paragraph 3)	1 W. New York Street Aurora, Illinois	Dockside Gaming Barge-Based Facility

Hollywood Casino Bangor	500 Main Street Bangor, Maine	Land-based Gaming and Harness Racing

Hollywood Casino Bay St. Louis	711 Hollywood Blvd. Bay St. Louis, Mississippi	Land-based Gaming Barge-Based Facility

Hollywood Casino at Charles Town Races	750 Hollywood Drive Charles Town, West Virginia	Land-based Gaming and Thoroughbred Racing

Hollywood Casino Columbus	200 Georgesville Road Columbus, Ohio	Land-based Gaming

Hollywood Casino Joliet	777 Hollywood Blvd. Joliet, Illinois	Dockside gaming Barge-Based Facility

Hollywood Casino Lawrenceburg (excluding employee parking lease)	777 Hollywood Blvd. Lawrenceburg, Indiana	Dockside Gaming Barge-Based Facility

Hollywood Casino Penn National Race Course	777 Hollywood Blvd. Grantville, Pennsylvania	Land-based Gaming and Thoroughbred Racing

Hollywood Casino St. Louis	777 Casino Center Drive Maryland Heights, Missouri	Dockside Gaming Barge-Based Facility

Hollywood Casino Toledo	1968 Miami Street Toledo, Ohio	Land-based Gaming

Hollywood Casino Tunica	1150 Casino Strip Resort Blvd. Robinsonville, Mississippi	Dockside Gaming Barge-Based Facility

A - 1

M Resort Spa Casino (excluding Simon Ground Lease property)	12300 Las Vegas Blvd. South Henderson, Nevada	Land-based Gaming

Zia Park Casino (excluding property listed on Schedule 1.1 paragraph 1)	3901 West Millen Drive Hobbs, New Mexico	Land-based Gaming and Thoroughbred Racing

Resorts Casino Tunica	1100 Casino Strip Boulevard, Tunica Resorts, MS 38664	Dockside Gaming Barge-Based Facility

Bally’s Casino Tunica	1450 Bally Boulevard, Tunica Resorts, MS 38664	Dockside Gaming Barge-Based Facility

DEVELOPMENT FACILITIES

Facility Name	Facility Address	Use
Hollywood Gaming at Dayton Raceway	4701 Wagner Ford Road Dayton, Ohio	Land-based Gaming and Harness Racing

Hollywood Gaming at Mahoning Valley Race Course	655 North Canfield-Niles Road Youngstown, Ohio	Land-based Gaming and Thoroughbred Racing

A - 2

ANNEX B
LEGAL DESCRIPTIONS ADDED TO EXHIBIT B
Resorts Casino Tunica, Tunica County, Mississippi

PARCEL 1:

TUNICA COUNTY TAX PARCEL NUMBERS: 3126-24000-0000203 AND 3126-24000-0000204

BEING A PERIMETER DESCRIPTION OF PART OF THE LEASEHOLD AND EASEMENT TITLE VESTED IN rih propco ms i, llc by virtue of ASSIGNMENT of lease OF RECORD IN BOOK 204 - PAGE 194, SAID PART TO BE KNOWN FOR THE PURPOSES OF THIS DESCRIPTION AS “SUBJECT PARCEL 1 [CASINO]”, SAID SUBJECT PARCEL 1 [CASINO] BEING DESCRIBED AS:

A TRACT OF LAND SITUATED IN THE NORTHEAST QUARTER OF SECTION 24 IN TOWNSHIP 3 SOUTH, RANGE 11 WEST, CHICKASAW MERIDIAN, ALL IN TUNICA COUNTY, MISSISSIPPI, AND BEING MORE PARTICULARLY DESCRIBED AS:

COMMENCING AT THE REMAINDER OF A FOUND (DESTROYED) CONCRETE MONUMENT AT THE LOCALLY ACCEPTED NORTHWEST CORNER OF SAID SECTION 24, TOWNSHIP 3 SOUTH, RANGE 12 WEST (FOUND RAIL WITH 12 INCH PVC PIPE WITNESS - NORTH 20 DEGREES 50 MINUTES 40 SECONDS EAST - 1.20 FEET FROM SAID SECTION CORNER); THENCE NORTH 89 DEGREES 41 MINUTES 49 SECONDS EAST ALONG THE NORTH LINE OF SAID SECTION 24 A DISTANCE OF 2749.95 FEET TO A FOUND REBAR, SAID REBAR BEING THE TRUE POINT OF BEGINNING OF THIS DESCRIPTION; THENCE ALONG THE PERIMETER OF SAID SUBJECT PARCEL 1 [CASINO] THE FOLLOWING BEARINGS AND DISTANCES: THENCE NORTH 89 DEGREES 41 MINUTES 49 SECONDS EAST (CONTINUING ALONG THE SAID NORTH LINE OF SECTION 24) A DISTANCE OF 215.52 FEET TO A SET CAPPED REBAR IN THE WESTERN TERMINUS OF CASINO STRIP RESORT BOULEVARD [PUBLIC, PAVED ROAD - 48 FEET TO CENTERLINE PER CONFIRMATORY GRANT IN BOOK G-5 - PAGE 412], SAID TERMINUS LYING ON A POINT OF NON TANGENT CURVE TO THE LEFT HAVING A RADIUS OF 62.00 FEET; THENCE SOUTHWARDLY, SOUTHEASTWARDLY, AND EASTWARDLY ALONG SAID NON TANGENT CURVE AND ALONG SAID WESTERN TERMINUS OF CASINO STRIP RESORT BOULEVARD AN ARC DISTANCE OF 127.01 FEET [CHORD BEARING OF SOUTH 58 DEGREES 59 MINUTES 32 SECONDS EAST - CHORD LENGTH OF 105.94 FEET, DELTA ANGLE OF 117 DEGREES 22 MINUTES 33 SECONDS] TO A POINT OF REVERSE CURVE TO THE RIGHT HAVING A RADIUS OF 63.00 FEET; THENCE NORTHEASTWARDLY AND EASTWARDLY ALONG SAID REVERSE CURVE (CONTINUING ALONG SAID WESTERN TERMINUS OF CASINO STRIP RESORT BOULEVARD) AN ARC DISTANCE OF 30.10 FEET [CHORD BEARING OF NORTH 76 DEGREES 00 MINUTES 31 SECONDS EAST - CHORD LENGTH OF 29.82 FEET, DELTA ANGLE OF 27 DEGREES 22 MINUTES 37 SECONDS] TO A SET REBAR AT A POINT OF TANGENCY ON THE SOUTHERLY RIGHT OF WAY LINE OF SAID CASINO STRIP RESORT BOULEVARD [48 FEET TO CENTERLINE AT THIS POINT]; THENCE NORTH 89

DEGREES 41 MINUTES 49 SECONDS EAST ALONG SAID SOUTHERLY RIGHT OF WAY LINE - 2088.77 FEET TO A SET CAPPED REBAR AT THE NORTHWEST CORNER OF THE HWCC-TUNICA LEASEHOLD [BOOK G-5 - PAGE 407]; THENCE SOUTH 39 DEGREES 09 MINUTES 42 SECONDS WEST ALONG THE NORTHWESTERLY LINE OF SAID HWCC-TUNICA LEASEHOLD - 2196.93 FEET TO A FOUND REBAR IN THE NORTHERLY LINE OF THE R. M. LEATHERMAN AND HUGH M. MAGEVENY, III PROPERTY; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS WEST ALONG SAID NORTHERLY LINE - 1036.61 FEET TO A POINT (NO MONUMENT SET IN GOLF COURSE FAIRWAY), SAID POINT BEING THE SOUTHWEST CORNER OF THIS DESCRIPTION; THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS EAST ALONG THE WEST LINE OF SAID SUBJECT PARCEL 1 [CASINO] A DISTANCE OF 1738.60 FEET TO THE POINT OF BEGINNING.

ABOVE DESCRIBED SUBJECT PARCEL 1 [CASINO] CONTAINING 67.534 ACRES OR 2,9941,803 SQUARE FEET, MORE OR LESS.

ABOVE DESCRIBED SUBJECT PARCEL 1 [CASINO] IS IMPROVED WITH A MULTI-STORY RESORT HOTEL AND CASINO, A GOLF COURSE ACCESSORY BUILDING, GOLF COURSE, TOGETHER WITH ASSOCIATED IMPROVEMENTS AS SHOWN ON SURVEY, ALL KNOWN AS 1100 CASINO STRIP RESORT BOULEVARD, ROBINSONVILLE, MS 38664.

ALL MATTERS OF PUBLIC RECORD ARE RECORDED AT THE OFFICE OF THE CHANCERY CLERK OF TUNICA COUNTY, MISSISSIPPI.

PARCEL 2:

TUNICA COUNTY TAX PARCEL NUMBERS: ALL OF 3126-24000-0000100, AND PARTS OF 3126-24000-0000103, 3126-24000-0000202, 3126-14000-0000200, AND 3126-23000-0000100

BEING A PERIMETER DESCRIPTION OF PART OF THE LEASEHOLD AND EASEMENT TITLE VESTED IN rih propco ms i, llc by virtue of ASSIGNMENT of lease OF RECORD IN BOOK 204 - PAGE 194, SAID PART TO BE KNOWN FOR THE PURPOSES OF THIS DESCRIPTION AS “SUBJECT PARCEL 2 [RIVER]”, SAID SUBJECT PARCEL 2 [RIVER] BEING DESCRIBED AS:

A TRACT OF LAND SITUATED IN THE NORTHEAST QUARTER OF SECTION 24, AND IN THE NORTHWEST QUARTER OF SECTION 24, AND IN THE NORTHEAST QUARTER OF SECTION 23, AND IN THE SOUTHEAST QUARTER OF SECTION 14, ALL IN TOWNSHIP 3 SOUTH, RANGE 11 WEST, CHICKASAW MERIDIAN, ALL IN TUNICA COUNTY, MISSISSIPPI, AND BEING MORE PARTICULARLY DESCRIBED AS:

COMMENCING AT THE REMAINDER OF A FOUND (DESTROYED) CONCRETE MONUMENT AT THE LOCALLY ACCEPTED NORTHWEST CORNER OF SAID SECTION 24, TOWNSHIP 3 SOUTH, RANGE 12 WEST (FOUND RAIL WITH 12 INCH PVC PIPE WITNESS AT NORTH 20 DEGREES 50 MINUTES 40 SECONDS EAST - 1.20 FEET FROM SAID SECTION CORNER); THENCE NORTH 89 DEGREES 41 MINUTES 49 SECONDS EAST ALONG THE NORTH LINE OF SAID SECTION 24 AND ALSO ALONG THE DEEDED

CENTERLINE OF CASINO STRIP RESORT BOULEVARD [PUBLIC, PAVED ROAD - 48 FEET TO CENTERLINE PER CONFIRMATORY GRANT IN BOOK G-5 - PAGE 412] A DISTANCE OF 2749.95 FEET TO A FOUND REBAR AT THE NORTHWEST CORNER OF SUBJECT PARCEL 1; THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST ALONG THE WESTERLY LINE OF SAID SUBJECT PARCEL 1 A DISTANCE OF 1120.12 FEET TO THE TRUE POINT OF BEGINNING OF THIS DESCRIPTION; THENCE ALONG THE PERIMETER OF SAID SUBJECT PARCEL 2 [RIVER] THE FOLLOWING BEARINGS AND DISTANCES: THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST ALONG THE SAID WESTERLY LINE OF PARCEL 1 A DISTANCE OF 190.75 FEET TO A POINT; THENCE NORTH 88 DEGREES 48 MINUTES 03 SECONDS WEST (LEAVING SAID WESTERLY LINE) - 193.62 FEET TO AN ANGLE POINT; THENCE NORTH 68 DEGREES 40 MINUTES 34 SECONDS WEST - 606.87 FEET TO AN ANGLE POINT; THENCE NORTH 65 DEGREES 38 MINUTES 09 SECONDS WEST - 613.65 FEET TO AN ANGLE POINT; THENCE NORTH 65 DEGREES 19 MINUTES 08 SECONDS WEST - 1083.49 FEET TO AN ANGLE POINT; THENCE NORTH 69 DEGREES 18 MINUTES 21 SECONDS WEST - 539.83 FEET TO AN ANGLE POINT; THENCE NORTH 63 DEGREES 20 MINUTES 00 SECONDS WEST - 634.33 FEET TO AN ANGLE POINT; THENCE NORTH 65 DEGREES 24 MINUTES 26 SECONDS WEST - 641.41 FEET TO A POINT ON THE APPROXIMATE EASTERN TOP OF BANK REVETMENT OF THE MISSISSIPPI RIVER AS IT EXISTED IN JULY, 1995; THENCE NORTH 58 DEGREES 52 MINUTES 07 SECONDS EAST ALONG SAID EASTERN TOP OF BANK REVETMENT - 108.91 FEET TO AN ANGLE POINT; THENCE NORTH 44 DEGREES 58 MINUTES 31 SECONDS EAST CONTINUING ALONG SAID EASTERN TOP OF BANK REVETMENT - 95.28 FEET TO A POINT; THENCE SOUTH 65 DEGREES 16 MINUTES 09 SECONDS EAST (LEAVING SAID EASTERN TOP OF BANK REVETMENT) - 546.04 FEET TO AN ANGLE POINT;
THENCE SOUTH 63 DEGREES 19 MINUTES 02 SECONDS EAST - 612.80 FEET TO AN ANGLE POINT; THENCE SOUTH 72 DEGREES 33 MINUTES 04 SECONDS EAST - 291.23 FEET TO AN ANGLE POINT; THENCE SOUTH 65 DEGREES 21 MINUTES 03 SECONDS EAST - 1352.15 FEET TO AN ANGLE POINT; THENCE SOUTH 67 DEGREES 26 MINUTES 32 SECONDS EAST - 1162.40 FEET TO AN ANGLE POINT; THENCE SOUTH 88 DEGREES 23 MINUTES 22 SECONDS EAST - 173.26 FEET TO THE SAID POINT OF BEGINNING.

ABOVE DESCRIBED SUBJECT PARCEL 2 [RIVER] CONTAINING 17.746 ACRES OR 773,003 SQUARE FEET, MORE OR LESS.

ABOVE DESCRIBED SUBJECT PARCEL 2 [RIVER] IS IMPROVED WITH A GOLF COURSE AND ASSOCIATED IMPROVEMENTS, TOGETHER WITH VACANT LAND AS SHOWN ON SURVEY.

ALL MATTERS OF PUBLIC RECORD ARE RECORDED AT THE OFFICE OF THE CHANCERY CLERK OF TUNICA COUNTY, MISSISSIPPI.

EASEMENT PARCEL:
INGRESS-EGRESS EASEMENT

COMMENCING AT THE NORTHWEST CORNER OF SECTION 24, TOWNSHIP 3 SOUTH, RANGE 12 WEST AS FORMERLY MONUMENTED BY A CONCRETE MONUMENT

(DESTROYED) (FOUND RR RAIL-NORTH 20 DEGREES 50 MINUTES 40 SECONDS EAST - 1.20 FEET FROM CORNER); THENCE NORTH 89 DEGREES 41 MINUTES 49 SECONDS EAST - 2749.95 FEET ALONG THE NORTH LINE OF SECTION 24 TO AN IRON PIN ON THE POINT OF BEGINNING, SAID POINT BEING THE NORTHWEST CORNER OF THE CASINO TRACT:

THENCE NORTH 89 DEGREES 41 MINUTES 49 SECONDS EAST - 212.38 FEET ALONG THE NORTH LINE OF SECTION 24 TO A POINT OF NON TANGENT CURVE TO THE LEFT HAVING A RADIUS OF 62.00 FEET IN THE DEDICATED RIGHT-OF-WAY LINE OF CASINO STRIP BOULEVARD (PUBLIC PAVE ROAD - WIDTH VARIES); THENCE ALONG THE DEDICATED RIGHT-OF-WAY OF CASINO STRIP BOULEVARD SOUTHEASTWARDLY ALONG SAID CURVE AN ARC DISTANCE OF 102.69 FEET (DELTA ANGLE OF 94 DEGREES 53 MINUTES 44 SECONDS), (CHORD BEARING AND DISTANCE OF SOUTH 47 DEGREES 22 MINUTES 56 SECONDS EAST-91.35 FEET); THENCE LEAVING SAID CASINO STRIP BOULEVARD, SOUTH 00 DEGREES 00 MINUTES 00 SECONDS WEST - 920.07 FEET TO A POINT OF CURVE TO THE LEFT HAVING A RADIUS OF 45.00 FEET; THENCE SOUTHEASTWARDLY ALONG SAID CURVE AN ARC DISTANCE OF 70.69 FEET, (DELTA ANGLE OF 90 DEGREES 00 MINUTES 00 SECONDS) (CHORD BEARING AND DISTANCE OF SOUTH 45 DEGREES 00 MINUTES 00 SECONDS EAST-63.64 FEET); THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST - 193.71 FEET TO A POINT 1N THE EAST LINE OF TRACT GC-4; THENCE SOUTH 00 DEGREES 16 MINUTES 58 SECONDS WEST - 44.95 FEET ALONG THE EAST LINE OF TRACT GC-4 TO A POINT; THENCE LEAVING SAID EAST LINE OF TRACT GC-4, SOUTH 87 DEGREES 53 MINUTES 26 SECONDS WEST - 80.60 FEET; THENCE SOUTH 84 DEGREES 37 MINUTES 30 SECONDS WEST - 27.28 FEET TO A POINT OF CURVE TO THE LEFT HAVING A RADIUS OF 1,000.00 FEET; THENCE SOUTHWESTWARDLY ALONG SAID CURVE AN ARC DISTANCE OF 77.05 FEET, (DELTA ANGLE OF 04 DEGREES 24 MINUTES 53 SECONDS) (CHORD BEARING AND DISTANCE OF SOUTH 82 DEGREES 25 MINUTES 04 SECONDS WEST-77.03 FEET); THENCE SOUTH 80 DEGREES 12 MINUTES 37 SECONDS WEST - 12.79 FEET TO A POINT IN THE SOUTH LINE OF TRACT GC-4 AND NORTH LINE OF TRACT GC-2; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS WEST - 23.46 FEET ALONG THE LINE DIVIDING TRACT GC-2 FROM TRACT GC-4 TO A POINT OF NON TANGENT CURVE TO THE RIGHT HAVING A RADIUS OF 60.00 FEET; THENCE LEAVING THE SOUTH LINE OF TRACT GC-4 NORTHWESTWARDLY ALONG SAID CURVE AN ARC DISTANCE OF 82.54 FEET (DELTA ANGLE OF 78 DEGREES 48 MINUTES 59 SECONDS), (CHORD BEARING AND DISTANCE OF NORTH 39 DEGREES 24 MINUTES 29 SECONDS WEST-76.18 FEET): THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS EAST - 961.06 FEET; THENCE SOUTH 89 DEGREES 41 MINUTES 49 SECONDS WEST - 249.23 FEET TO A POINT IN THE EAST LINE OF THE GOLF COURSE TRACT GC-1; THENCE NORTH 00 DEGREES 18 MINUTES 11 SECONDS WEST ALONG THE EAST LINE OF TRACT GC-1 AND PASSING THE NORTHEAST CORNER OF TRACT GC-1 AT 22.00 FEET, A TOTAL DISTANCE OF 70.00 FEET TO THE POINT OF BEGINNING.

CONTAINING 59,208 SQUARE FEET OR 1.359 ACRES, MORE OR LESS.

Bally’s Casino Tunica, Tunica County, Mississippi

TRACT 2 OF TITLE COMMITMENT

LEGAL DESCRIPTION OF TRACT 1 OF THE MEMORANDUM OF LEASE BETWEEN HOLMES PROPERTIES, L.P., JAMES S. WILLIAMS, JAMES RONALD WILLIAMS, PAMELA JEAN WILLIAMS AND TEMPE KYSER ADAMS (LANDLORDS) AND BALLY’S OLYMPIA LIMITED PARTNERSHIP (TENANT) OF RECORD IN BOOK G5-PAGE 360 IN THE CHANCERY CLERK’S OFFICE OF TUNICA COUNTY, MISSISSIPPI, BEING LOCATED IN THE NORTHWEST 1/4 OF SECTION 12, TOWNSHIP 3 SOUTH, RANGE 11 WEST OF THE CHICKASAW MERIDIAN IN TUNICA COUNTY, MISSISSIPPI AND SAID TRACT 2 OF THE TITLE COMMITMENT BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING at a set 1/2” rebar at the Northwest corner of Section 12, Township 3 South, Range 11 West, said point of beginning being further located at Mississippi State Plane Coordinates (NAD 83-West) of 1944915.62 feet North and 2298910.72 feet East;

•	thence following along the north line of Section 12, South 89 degrees 39 minutes 16 seconds East-901.92 feet to a point in the approximate center of Old River Lake;

•	thence following along the approximate center of Old River Lake as follows:

•	thence South 63 degrees 56 minutes 49 seconds East-642.47 feet;

•	thence South 70 degrees 17 minutes 28 seconds East-637.54 feet;

•	thence South 79 degrees 02 minutes 52 seconds East-643.65 feet;

•	thence South 78 degrees 19 minutes 40 seconds East-920.70 feet;

•	thence North 89 degrees 26 minutes 16 seconds East-285.00 feet;

•	thence North 86 degrees 23 minutes 21 seconds East-260.00 feet;

•	thence North 74 degrees 51 minutes 00 seconds East-290.00 feet;

•	thence North 65 degrees 14 minutes 21 seconds East-415.00 feet;

•	thence North 55 degrees 05 minutes 04 seconds East-432.00 feet;

•	thence North 46 degrees 59 minutes 30 seconds East-175.56 feet to the east line of Section 12, Township 3 South, Range 11 West;

•
thence following along the east line of said Section 12, South 00 degrees 41 minutes 04 seconds West-246.46 feet to the Northeast corner of the Yazoo-Mississippi Delta Levee Commission property according to Deed in Book C3-Page 108 (Tract 3) as called out in lease;

•	thence following along the north line of the said Levee Commission property (as called for in lease) as follows:

•	thence South 62 degrees 11 minutes 29 seconds West-585.00 feet;

•	thence South 65 degrees 26 minutes 29 seconds West-597.00 feet;

•	thence South 39 degrees 00 minutes 47 seconds West-9.67 feet;

•	thence South 74 degrees 06 minutes 44 seconds West-243.52 feet;

•	thence North 85 degrees 18 minutes 00 seconds West-610.18 feet;

•	thence North 72 degrees 22 minutes 42 seconds West-442.87 feet;

•	thence North 81 degrees 15 minutes 15 seconds West-1,085.34 feet;

•	thence North 74 degrees 31 minutes 17 seconds West-814.98 feet;

•	thence North 60 degrees 31 minutes 37 seconds West-378.38 feet;

•	thence North 88 degrees 19 minutes 53 seconds West-774.96 feet (call=777.93 feet) to a point in the west line of said Section 12;

•	thence following along the west line of Section 12, North 00 degrees 09 minutes 11 seconds West-241.72 feet (call=241.66 feet) to the POINT OF BEGINNING.

Containing 1,118,679 square feet or 25.681 acres, more or less.

TRACT 3 OF THE TITLE COMMITMENT

LEGAL DESCRIPTION OF THE PROPERTY DESCRIBED IN MEMORANDUM OF LEASE BETWEEN THE BOARD OF LEVEE COMMISSIONERS FOR THE YAZOO-MISSISSIPPI DELTA (LANDLORD) AND BALLY’S OLYMPIA LIMITED PARTNERSHIP (TENANT) OF RECORD IN BOOK G5-PAGE 354 OF THE CHANCERY CLERK’S OFFICE OF TUNICA COUNTY, MISSISSIPPI AND SAID LEASE PROPERTY BEING LOCATED IN THE NORTHWEST 1/4 OF SECTION 12, TOWNSHIP 3 SOUTH, RANGE 11 WEST OF THE CHICKASAW MERIDIAN IN TUNICA COUNTY, MISSISSIPPI AND SAID LEASE PROPERTY BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING at a set 1/2” rebar at the Northwest corner of Section 12, Township 3 South, Range 11 West, said point of beginning being further located at Mississippi State Plane Coordinates (NAD 83-West) of 1944915.62 feet North and 2298910.72 feet East;

•	thence following along the north line of Section 12, thence South 89 degrees 39 minutes 16 seconds East-1,064.00 feet to a point in the State boundary between Mississippi & Arkansas in Old River Lake;

•	thence following along said State boundary, South 71 degrees 31 minutes 46 seconds East-201.87 feet (call=202.0’ about) to a point in Old River Lake;

•	thence leaving said State boundary, South 15 degrees 51 minutes 51 seconds West-841.40 feet to a found 1/2” rebar;

•	thence North 74 degrees 08 minutes 09 seconds West-847.20 feet to a found P.K. Nail;

•	thence South 63 degrees 38 minutes 24 seconds West-232.70 feet to a set 1/2” rebar in the west line of Section 12;

•	thence following along the west line of Section 12, North 00 degrees 09 minutes 11 seconds West-751.46 feet to the POINT OF BEGINNING.

Containing 867,715 square feet or 19.920 acres, more or less.

TRACT 4 OF THE TITLE COMMITMENT

LEGAL DESCRIPTION OF TRACT 2 OF THE MEMORANDUM OF LEASE BETWEEN HOLMES PROPERTIES, L.P., JAMES S. WILLIAMS, JAMES RONALD WILLIAMS, PAMELA JEAN WILLIAMS AND TEMPE KYSER ADAMS (LANDLORDS) AND BALLY’S OLYMPIA LIMITED PARTNERSHIP (TENANT) OF RECORD IN BOOK G5-PAGE 360 IN THE CHANCERY CLERK’S OFFICE OF TUNICA COUNTY, MISSISSIPPI, BEING LOCATED IN THE NORTHWEST 1/4 OF SECTION 12, TOWNSHIP 3 SOUTH, RANGE 11 WEST OF THE CHICKASAW MERIDIAN IN TUNICA COUNTY, MISSISSIPPI AND SAID TRACT 4 OF THE TITLE COMMITMENT BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING at a set 1/2” rebar at the Northwest corner of Section 12, Township 3 South, Range 11 West, said point of beginning being further located at Mississippi State Plane Coordinates (NAD 83-West) of 1944915.62 feet North and 2298910.72 feet East;

•
thence following along the west line of said Section 12, South 00 degrees 09 minutes 11 seconds East-1316.16 feet (call=1317.34 feet) to a point in the southern boundary of the Yazoo-Mississippi Delta Levee Commission property (found Railroad Rail=North 89 degrees 39 minutes 29 seconds West-1.36 feet from point);

•
thence leaving the west line of Section 12 and following along the southern boundary of said Levee Commission property, North 63 degrees 29 minutes 40 seconds East and passing through a found 2” pipe at 60.87 feet, a total distance of 302.87 feet (call=303.70 feet) to an angle point in the southern boundary of the Levee Commission property (found Railroad Rail laid over=0.4’ north);

•
thence continuing along the southern boundary of the Levee Commission property, South 74 degrees 26 minutes 10 seconds East-311.02 feet to a set 1/2” rebar at the POINT OF BEGINNING, said point of beginning being further located at Mississippi State Plane Coordinates (NAD 83-WEST) of 1943651.18 feet North and 2299484.88 feet East:

•
thence continuing along the southern boundary of the Levee Commission property as follows: South 74 degrees 26 minutes 16 seconds East-790.64 feet to a found railroad rail on an angle point in the said southern boundary of the Levee Commission property;

•
thence continuing along the southern boundary of the Levee Commission property, South 82 degrees 42 minutes 26 seconds East-975.29 feet to a set 1/2” rebar (found railroad rail on line & 35.55 feet east of corner);

•
thence leaving the southern boundary of the Levee Commission property, South 00 degrees 00 minutes 55 seconds West-1,613.38 feet to set nail the point of curve of a non-tangent curve to the right with a radius of 2,211.83 feet in the north right-of-way (R.O.W.) of Casino Center Drive (public paved road, 160’ R.O.W.);

•
thence following along the north right-of-way of Casino Center Drive, southwestwardly along the arc, through a central angle of 00 degrees 37 minutes 13 seconds, a distance of 23.95 feet (Chord bearing and distance = South 89 degrees 13 minutes 24 seconds West-23.94 feet) to a set nail on a point of tangency;

•
thence continuing along the north right-of-way of Casino Center Drive, South 89 degrees 32 minutes 00 seconds West-961.70 feet to a set 1/2” rebar on a point of curve to the right having a radius of 25.00 feet and a central angle of 90 degrees 28 minutes 55 seconds; thence leaving the north right-of-way of Casino Center Drive, southwestwardly, westwardly, northwestwardly, northwardly and northeastwardly along the arc a distance of 39.48 feet (Chord bearing and distance = North 45 degrees 13 minutes 33 seconds West-35.50 feet) to a set 1/2” rebar on a point of tangency;

•
thence North 00 degrees 00 minutes 55 seconds East-246.36 feet to a set 1/2” rebar on a point of curve to the left having a radius of 1,005.00 feet and a central angle of 28 degrees 31 minutes 35 seconds;

•	thence northerly along the arc a distance of 500.37 feet (Chord bearing and distance = North 14 degrees 14 minutes 53 seconds West-495.22 feet) to a set 1/2” rebar on a point of tangency;

•	thence North 28 degrees 30 minutes 40 seconds West-905.87 feet to a set 1/2” rebar;

•	thence North 21 degrees 44 minutes 51 seconds West-441.52 feet to the POINT OF BEGINNING.

Containing 2,177,992 square feet or 50.000 acres, more or less.

ALL BEARINGS AND COORDINATES AS MISSISSIPPI STATE PLANE (UNADJUSTED NAD 83-WEST).

ALL DEEDS AND LEASES ARE OF RECORD IN THE CHANCERY CLERK’S OFFICE OF TUNICA COUNTY, MISSISSIPPI.

"EASEMENT PARCEL 1"
Together with that certain non-exclusive easement for vehicular and pedestrian access between the subject property and the dedicated public road commonly known as Casino Center Road, as described in Exhibit A to Memorandum of Lease Recorded in Book G5 Page 360 in the records in the office of the Chancery Clerk of

Tunica County, Mississippi, said easement description being found at Pages 374 and 375 thereof, to-wit:
A tract of land situated in the Northwest 1/4 of the Northwest 1/4, the Southwest 1/4 of the Northwest 1/4, and the Northwest 1/4 of the Southwest 1/4, all in Section 12, Township 3 South, Range 11 West, Tunica County, Mississippi and more particularly described as follows:

Commencing from an iron pin at the northwest corner of Section 12, Township 3 South, Range 11 West, Tunica County, Mississippi; thence South 0 degrees 05 minutes 13 seconds East along the western line of said Section 12 for 1317.34 feet to a point in the southern boundary of the Yazoo-Mississippi Delta Levee Commission property; thence North 63 degrees 28 minutes 45 seconds East along the said southern boundary for 292.11 feet to a point to the "Point of Beginning" of the easement herein described; thence

South 36 degrees 05 minutes 34 seconds East for 660.95 feet to a point; thence

South 28 degrees 31 minutes 35 seconds East for 905.88 feet to a point of curvature; thence

With a clockwise curve to the right having a radius of 909.00 feet, a delta angle of 28 degrees 31 minutes 35 seconds, an arc length of 452.57 feet and a chord which bears South 14 degrees 15 minutes 48 seconds East for 447.91 feet to a point of tangency, thence

South 0 degrees 00 minutes 00 seconds East for 272.38 feet to a point in the northern line of a public road known as Casino Center Drive; thence

North 89 degrees 31 minutes 05 seconds East along said northern line for 121.21 feet to a point of curvature in the western boundary of Tract 2 as shown in Deed Book F-5 at Page 43 of the Tunica County, Mississippi Chancery Clerk's Office; thence

With a clockwise curve to the right having a radius of 25.00 feet, a delta angle of 90 degrees 28 minutes 45 seconds, an arc length of 39.48 feet and a chord which bears North 45 degrees 14 minutes 28 seconds West for 35.50 feet to a point of tangency in the said western boundary of Tract 2; thence

North 0 degrees 00 minutes 00 seconds East along the said western boundary of Tract 2 for 246.36 feet to a point of curvature; thence

With a counterclockwise curve to the left having a radius of 1005.00 feet, a delta angle of 28 degrees 31 minutes 35 seconds, an arc length of 500.37 feet and a chord which bears North 14 degrees 15 minutes 47 seconds West for 495.21 feet to a point of tangency; thence

North 28 degrees 31 minutes 35 seconds West and continuing along the said western boundary of Tract 2 for 905.00 feet to a point; thence

North 21 degrees 45 minutes 46 seconds West for 441.52 feet to a point in the southern boundary of the Yazoo--Mississippi Delta Levee Commission Property; thence

North 74 degrees 27 minutes 09 seconds West along the said southern boundary for 311.02 feet to a point; thence

South 63 degrees 28 minutes 45 seconds West and continuing along the said southern boundary for 11.59 feet to the said "Point of Beginning", containing 5.71 acres, more or less.

Bearings in the above description have an origin of TRUE NORTH based on computations from celestial observations.
"EASEMENT PARCEL 2"
A forty foot (40') wide easement for the purpose of ingress and egress as described in Exhibit B of the Warranty Deed recorded in Book E5 at Page 649 in the records in the office of the Chancery Clerk of Tunica County, Mississippi, over Parcels 1, 2 and 3 in Exhibit A attached to such deed.
Said easement being the same easement granted and conveyed to G. A. Robinson, III and C. Greg Robinson by Robinson Property Group Limited Partnership by instrument entitled Amendment to Easement for Ingress and Egress dated January 14, 1994, same being of record in Book A-5 at Page 505 in the records of the Chancery Clerk of Tunica County, Mississippi. The easement described above is subject to relocation as provided in the instrument entitled Amendment to Easement for Ingress and Egress between G. A. Robinson, III and C. Greg Robinson and Robinson Property Group Limited Partnership, referenced above.
"EASEMENT PARCEL 3"
A forty foot (40') wide easement for the purpose of ingress and egress as described in Exhibit C of the Warranty Deed recorded in Book E5 at Page 649 in the records in the office of the Chancery Clerk of Tunica County, Mississippi.

Being a description of part of the Robinson Property Group L.P. Property as recorded in Book V4, Page 16, at the Tunica County Clerk's Office, located in Sections 1, 2 and 11,

Township 3 South, Range 11 West, Tunica County, Mississippi, and being more particularly described as follows:

Commencing at the Section corner between Sections 1, 2, 1l and 12, Township 3 South, Range 11 West, Tunica County, Mississippi; thence S 000 00' 06" E along the East line of Section 2 a distance of 115.73 feet to a point on the North right-of-way line of the Yazoo-Mississippi Delta Levee Board Property; thence S 740 46' 53" W along said Levee right-of-way line a distance of 25.91 feet to the POINT OF BEGINNING for this easement; thence N 00° 00' 06" W a distance of 151.49 feet to a point of curvature; thence along a curve to the right having a radius of 62.00 feet, an arc length of 28.96 feet (chord N 13° 22' 53" E - 28.70 feet) to the Point of Tangency; thence North 26° 45' 51" E a distance of 104.78 feet to a point of curvature; thence along a curve to the left having a radius of 62.00 feet, an arc length of 86.84 feet (chord N 13° 21' 46" W - 79.92 feet) to the Point of Tangency; thence N 53° 29' 23" W a distance of 131.86 feet to the point on the centerline of an existing 40 foot ingress/egress easement (Book V4, Page 19); thence N 46° 52' 20" W along the centerline of said existing easement a distance of 93.70 feet to a point; thence N 53° 57' 42" W along said easement a distance of 436.29 feet to a Point of Curvature; thence along a curve to the right having a radius of 285.00 feet, an arc length of 103.05 feet (chord N 43° 36' 11" W - 102.49 feet) to the Point of Tangency; thence N 330 14' 40" W a distance of 112.46 feet to a Point of Curvature; thence along a curve to the left having a radius of 285.00 feet, an arc length of 48.37 feet (chord N 38° 06' 23" W - 48.31 feet) to the Point of Tangency; thence N 42° 58' 06" W a distance of 262.50 feet to a Point of Curvature; thence along a curve to the right having a radius of 60.00 feet, an arc length of 72.06 feet (chord N 08° 33' 51" W - 67.80 feet) to the Point of Tangency; thence N 25° 50' 23" E a distance of 114.86 feet to a point on the Northeast line of the Robinson Property Group L.P. Property, said point being the termination of easement.

RECORD DESCRIPTION

A tract of land situated in Sections 23 and 24, Township 3 North, Range 7 East, Crittenden County, Arkansas and also in Sections 1 and 12, Township 3 South, Range 11 West, Tunica County, Mississippi, together and with accretions thereto, and more particularly described as follows:

Commencing from an iron pin representing the Northwest corner of Section 12, Township 3 South, Range 11 West, Tunica County, Mississippi; thence North 89 degrees 44 minutes 15 seconds East along the North line of a parcel of land known as "Tract 1" and is shown by that instrument filed for record in Deed Book F-5 at Page 35 of the Tunica County, Mississippi Chancery Clerk's Office for 901.92 feet to a point in the approximate center of Old River Lake, said point being the "Point of Beginning" of the tract herein described; thence

Easterly and continuing along the Northern line of said "Tract 1", said Northern line being generally along the approximately center of said Old River Lake for the following courses and distance:

South 64 degrees, 33 minutes, 18 seconds East for 642.47 feet to a point;

South 70 degrees, 53 minutes, 57 seconds East for 637.54 feet to a point;

South 79 degrees, 39 minutes, 21 seconds East for 604.79 feet to the Western boundary line of the B L Development Corporation Property as shown by that certain instrument filed for record in Deed Book Y-4 at Page 385 of the Tunica County, Mississippi Chancery Clerk's Office; thence

North 9 degrees, 21 minutes, 44 seconds East along the said Western boundary for 1354.39 feet to a point; thence North 80 degrees, 38 minutes 16 seconds West for 1850.29 feet to a point thence

South 9 degrees, 22 minutes, 02 seconds West for 1058.20 feet to the said "Point of Beginning", containing 53.60 acres, more or less.

Bearings in the above description has an origin of TRUE NORTH based on computations from solar observation.

LESS AND EXCEPT THEREFROM, 0.676 acres, more or less, along the eastern boundary of the above described tract, conveyed to the Yazoo Mississippi Delta Levee Board by Special Warranty Deed recorded in Book 895 at Page 514 in the Office of the Circuit Clerk of Crittenden County, Arkansas which is described therein, as follows:
A tract of land situated in Section 24, Township 3 North, Range 7 East, Crittenden County, Arkansas and also in Sections 1 and 12, Township 3 South, Range 11 West, Tunica County, Mississippi together and with accretions thereto, and more particularly described as follows:

Commencing from an iron pin representing the northwest corner of Section 12, Township 3 South, Range 11 West, Tunica County, Mississippi (said Commencement Point being North 14 degrees, 28 minutes, 59 seconds West for a distance of 830.85 feet from a found iron bar located in the present Yazoo-Mississippi Delta Levee Commission baseline of Mile 21 and known as Station 20141404); thence North 89 degrees, 44 minutes, 15 seconds East for 901.92 feet to a point in the approximate center of Old River Lake; thence Easterly and generally along the approximate center of said Old River Lake for the following courses and distances: South 64 degrees, 33 minutes, 18 seconds East for 642.47 feet to a point; thence South 70 degrees, 53 minutes, 57 seconds East for 637.54 feet to a point; thence South 79 degrees, 39 minutes, 21 seconds East for 604.79 feet to the western boundary line of the B L Development Corporation property as shown by that instrument filed for record in Deed Book Y-4 at Page 385 of the Tunica County, Mississippi Chancery Clerk's Office; thence North 9 degrees, 21 minutes, 44 seconds East along the said western boundary for 309.11 feet to the "Point of Beginning" of the easement herein described; thence

North 9 degrees, 21 minutes, 44 seconds East and continuing along the said western boundary of the B L Development Corporation property for 142.00 feet to a point at the northeast corner of the tract herein described; thence

North 78 degrees, 56 minutes, 44 seconds West for 207.37 feet to a point at the northwest corner of the tract herein described; thence

South 9 degrees, 21 minutes, 44 seconds West for 142.00 feet to the southwest corner of the tract herein described; thence

South 78 degrees, 56 minutes, 44 seconds East for 207.37 feet to the southeast corner of the tract herein described and the said "Point of Beginning", containing 0.676 acres, more or less.

SAID RECORD DESCRIPTION BEING MORE PARTICULARLY DESCRIBED AS:
A tract of land situated in Sections 23 and 24, Township 3 North, Range 7 East, Crittenden County, Arkansas being the Bally's Olympia Limited Partnership property as recorded in Book 871, Page 196 in the Circuit Court Clerk's Office in Crittenden County less that property conveyed to the Yazoo Mississippi Delta Levee Board and recorded in Book 895, Page 514 in said Circuit Court Clerk's Office, being the same land depicted on the survey of Kenneth E. Francis, Jr. (Barge, Waggoner, Sumner & Cannon), dated 12/8/04, known as File No. 3169100, and being more particularly described as follows:
Commencing at, the northwest corner of Section 12, Township 3 South, Range 11 West, Tunica County, Mississippi being the northwest corner of the Bally's Olympia Limited Partnership property as recorded in Book G5, Page 360 in the Chancery Clerk's Office of Tunica County, Mississippi; thence North 89 degrees 44 minutes 15 seconds East along the north line of said Section 12 and the north line of said Bally's property a distance of 901.92 feet to a point in the approximate center of Old River Lake being a southeast corner of the G.A. Robinson, III, Trustee property as recorded in Book 996, Page 118 in said Circuit Court Clerk's Office, said point being the POINT OF BEGINNING; thence North 09 degrees 22 minutes 02 seconds East along a south line of said Robinson property a distance of 1058.20 feet to a point; thence South 80 degrees 38 minutes 16 seconds East along the south line of said Robinson property a distance of 1850.29 feet to a point in the west line of the B L Development Corp. property as recorded in Book 821, Page 108 in said Circuit Court Clerk's Office; thence South 09 degrees 21 minutes 44 seconds West along said west line a distance of 903.28 feet to a point being the northeast corner of the Yazoo Mississippi Delta Levee Board property as recorded in Book 895, Page 514 in said Circuit Court Clerk's Office; thence North 78 degrees 56 minutes 44 seconds West along the north line of said Levee Board property a distance of 207.37 feet to a point being the northwest corner of said Levee Board property; thence South 09 degrees 21 minutes 44 seconds West along the west line of said Levee Board property a distance of 142.00 feet to a point being the southwest corner of said Levee Board property; thence South 78 degrees 56 minutes 44 seconds East along the south line of said Levee Board property a distance of 207.37 feet to a point in the west line of said B L Development Corp. property; thence South 09 degrees 21 minutes 44 seconds West along said west line a distance of 309.11 feet to a point in the approximate center of Old River

Lake being in the north line of said Bally's Olympia Tunica County property; thence along said north line and along the approximate center of Old River Lake the following courses:

thence North 79 degrees 39 minutes 21 seconds West a distance of 604.79 feet to a point;

thence North 70 degrees 53 minutes 57 seconds West a distance of 637.54 feet to a point;

thence North 64 degrees 33 minutes 18 seconds West a distance of 642.47 feet to a the POINT OF BEGINNING and containing 2,305,217 sq. square feet or 52.921 acres of land, more or less.

EASEMENT PARCEL I

A forty foot (40') wide easement for the purpose of ingress and egress as described in "Exhibit B" and "Exhibit to Exhibit B" of the Correction Warranty Deed recorded in Book H5 at Page 273 in the records in the office of the Chancery Clerk of Tunica County, Mississippi, and in Book 871 at Page 196 in the records in the office of the Circuit Court Clerk of Crittenden County, Arkansas, over and across the following described real property, to-wit:

Being a description of part of the Robinson Property Group L.P. Property as recorded in Book V4, Page 16, at the Tunica County Clerk's Office, located in Sections 1, 2 and 11, Township 3 South, Range 11 West, Tunica County, Mississippi, and being more particularly described as follows:

Commencing at the Section corner between Sections 1, 2, 11 and 12, Township 3 South, Range 11 West, Tunica County, Mississippi; thence S 00° 00' 06" E along the East line of Section 2 a distance of 115.73 feet to a point on the North right-of-way line of the Yazoo-Mississippi Delta Levee Board Property; thence S 740 46' 53" W along said Levee right-of-way line a distance of 26.91 feet to the POINT OF BEGINNING for this easement; thence N 00° 00' 06" W a distance of 151.49 feet to a point of curvature; thence along a curve to the right having a radius of 62.00 feet, an arc length of 28.96 feet (chord N 13° 22' 53" E - 28.70 feet) to the Point of Tangency; thence North 260 45' 51" E a distance of 104.78 feet to a point of curvature; thence along a curve to the left having a radius of 62.00 feet, an arc length of 86.84 feet (chord N 13° 21' 46" W - 79.92 feet) to the Point of Tangency; thence N 53° 29' 23" W a distance of 131.86 feet to the point on the centerline of an existing 40 foot ingress/egress easement (Book V4, Page 19); thence N 46° 52' 20" W along the centerline of said existing easement a distance of 93.70 feet to a point, thence N 53° 57' 42" W along said easement a distance of 436.29 feet to a Point of Curvature; thence along a curve to the right having a radius of 285.00 feet, an arc length of 103.05 feet (chord N 430 36' 11" W - 102.49 feet) to the Point of Tangency; thence N 33° 14' 40" W a distance of 112.46 feet to a Point of Curvature; thence along a curve to the left having a radius of 285.00 feet, an arc length of 48.37 feet (chord N 38° 06' 23" W - 48.31 feet) to the Point of Tangency; thence N 42° 58' 06" W a distance of 262.50 feet to a Point of Curvature; thence along a curve to the right having a radius of 60.00 feet, an arc length of 72.06 feet (chord N 08° 33' 51" W - 67.80 feet) to the Point of Tangency; thence N 25° 50' 23" E a distance of 114.86 feet to a point on the

Northeast line of the Robinson Property Group L.P. Property, said point being the termination of easement.
Said easement being the same easement granted and conveyed to G. A. Robinson, III and C. Greg Robinson by Robinson Property Group Limited Partnership by instrument entitled Amendment to Easement for Ingress and Egress dated January 14, 1994, same being of record in Book A-5 at Page 505 in the records of the Chancery Clerk of Tunica County, Mississippi. The easement described above is subject to relocation as provided in the instrument entitled Amendment to Easement for Ingress and Egress between G. A. Robinson, III and C. Greg Robinson and Robinson Property Group Limited Partnership, referenced above.
EASEMENT PARCEL 2

A forty foot (40') wide nonexclusive easement for the purpose of ingress and egress as described in "Exhibit C" of the Correction Warranty Deed recorded in Book H5 at Page 273 in the records in the office of the Chancery Clerk of Tunica County, Mississippi, and in Book 871 at Page 196 in the records in the office of the Circuit Court Clerk of Crittenden County, Arkansas, over and across the following described real property, to-wit:

A forty foot (40') wide nonexclusive easement for ingress and egress over and across the real properly described below. Grantor shall not be obligated to maintain said easement. Grantee shall have the right, as its sole expense, to grade, pave or maintain the easement as street or road.

A tract of land situated in Sections 23 and 24, Township 3 North, Range 7 East, Crittenden County, Arkansas and also in Sections 1, 2 and 12, Township 3 South, Range 11 West, Tunica County, Mississippi together with accretions thereto, and more particularly described as follows:

Commencing from an iron pin representing the Northwest corner of Section 12, Township 3 South, Range 11 West, Tunica County, Mississippi; thence North 89 degrees 44 minutes 15 seconds East along the North line of a parcel of land known as "Tract 1" and is shown by that instrument of record in Deed Book F-5 at Page 35 of the Tunica County, Mississippi Chancery Clerk's Office for 901.92 feet to a point in the approximate center of Old River Lake; thence North 9 degrees 22 minutes 02 seconds East for 599.09 feet to the centerline of a 40 feet in width Ingress/Egress Easement; thence

North 52 degrees 38 minutes 52 seconds West along the said centerline of the easement for 349.19 feet to a point; thence

North 60 degrees 25 minutes 19 seconds West along the said centerline of the easement for 309.46 feet to a point; thence

North 70 degrees 43 minutes 46 seconds West and continuing along the said centerline for 263.16 feet to a point of curvature; thence

Continuing along the said centerline, being a clockwise curve having a radius of 62.00 feet, an arc length of 23.72 feet, a delta angle of 21 degrees 55 minutes 14 seconds and a chord which bears North 59 degrees 46 minutes 09 seconds West for 23.58 feet to a point of tangency; thence

North 48 degrees 48 minutes 32 seconds West along the said centerline of the Ingress-Egress Easement for 360.45 feet to a point of curvature; thence

Continuing along the said centerline, being a counterclockwise curve having a radius of 62.00 feet, an arc length of 25.79 feet, a delta angle of 23 degrees 50 minutes 04 seconds and a chord which bears North 60 degrees 43 minutes 34 seconds West for 25.60 feet to a point of tangency; thence

North 72 degrees 38 minutes 36 seconds West along the said centerline for 367.77 feet to a point of curvature; thence

Continuing along the said centerline, being a counterclockwise curve having a radius of 62.00 feet, an arc length of 41.39 feet, a delta angle of 38 degrees 14 minutes 44 seconds and a chord which bears South 88 degrees 14 minutes 02 seconds West for 40.63 feet to a point of tangency; thence

South 69 degrees 06 minutes 40 seconds West along the said centerline for 20.29 feet to a point of curvature; thence

Continuing along the said centerline, being a counterclockwise curve having a radius of 683.33 feet, an arc length of 295.32 feet, a delta angle of 24 degrees 45 minutes 42 seconds and a chord which bears South 56 degrees 43 minutes 49 seconds West for 293.02 feet to a point of tangency; thence

South 44 degrees 20 minutes 58 seconds West for 75.30 feet to the "Point of Termination" for this easement, containing 1.96 acres, more or less, and said point also being the point of termination for that easement filed for record in Book 852 at Page 778 at the office of the Circuit Court Clerk and Ex-Officio Recorder of Crittenden County, Arkansas,

Bearing in the above description have a origin of TRUE NORTH based on computations from solar observations.

ANNEX B-1
LEGAL DESCRIPTIONS OF PROPERTY REMOVED FROM EXHIBIT B

Hollywood Casino Lawrenceburg:

Being a part of the Northwest Quarter of Section 11, Township 5 North, Range 1 West of
the First Principal Meridian and situated in the Town of Greendale, Dearborn County,
Indiana, and being a parcel of land described as follows:
Commencing at a stone marking the Northeast comer of Lot 7, Greendale Heights Subdivision
(Slide 9), thence N 89042,53" E, a distance of 1008.50 feet, thence S 00017'07" E, a distance of 700.09 feet, crossing Lorey Lane to a point in the South right of way of Lorey
Lane, thence N 89013'53" E, along said right of way a distance of 508.59 feet to a point in the West right of way of U.S. #50, thence along said right of way S Ol'SS'Se" E, a distance of 506.92 feet, thence continuing along said right of way along a curve to the South with a radius of 7699.44 feet, an arc distance of 249.74 feet and chord of arc bears S 02o49<41"
E and a chord distance of 249.73', thence along the property line of David Lorey (Instr.
No. 200200014586 of the Dearborn County Recorder's records) S 89°22'36" W, a distance of 353.41 feet, thence along aforementioned property line and the property line of Taco
Bell of America, LLC (Instr. No. 2014004351 of the Dearborn County Recorder's records)
S 00o46'07" E, a distance of 363.00 feet to a set mag nail in the center of Urban Way and the TRUE POINT OF BEGINNING OF THIS DESCRIPTION: thence along the North line of the City of Greendale property (Instrument Number 2012002597, Dearborn County
Recorder's records) S 89°22'37" W, a distance of 689.48 feet to a found 5/8" rebar with raney cap, thence along a new division line of the Grantors' property for two calls: N
00°37'23" W, a distance of 30.00 feet to a set 5/8" rebar with cap and N 89022'37" E, a distance of 689.41 feet to a found mag nail in the West line of Taco Bell of America, LLC
(Instr. No. 2014004351 of the Dearborn County Recorder's records), thence along said line S 00°46'07" E, a distance of 30.00 feet to the place of beginning.
Containing 0.475 acres, more or less.

Being part of the same property conveyed to the Grantor herein by Instrument Number
2013010037 of the Dearborn County Recorder's records, Lawrenceburg, Indiana.

ANNEX C

GAMING LICENSES ADDED TO EXHIBIT D

Licensed Entity	Leased Property	State	Regulatory Authority	Regulatory Agency Address	Type of License
RIH Acquisitions I MS, LLC	Resorts Casino Tunica	MS	Mississippi Gaming Commission	620 North Street Suite 200 Jackson, MS 39202 601.576.3800	Gaming License
RIH Acquisitions II MS, LLC	Bally’s Casino Tunica	MS	Mississippi Gaming Commission	See above	Gaming License

C - 1

ANNEX D

GROUND LEASES ADDED TO SCHEDULE 1A

Property	Address	Record Owner
Resorts Casino Tunica	1100 Casino Strip Boulevard, Tunica Resorts, MS 38664	R.M. Leatherman and Hugh M. Mageveny, III
Bally’s Casino Tunica	1450 Bally Boulevard, Tunica Resorts, MS 38664	Ben C. Adams, Holmes Properties, L.P., James S. Williams, James Ronald Williams, Pamela Jean Williams and Tempe Kyser Adams
Bally’s Casino Tunica	1450 Bally Boulevard, Tunica Resorts, MS 38664	Board of Levee Commissioners for the Yazoo-Mississippi Delta

D - 1

ANNEX E

ENVIRONMENTAL MATTERS / HAZARDOUS SUBSTANCES ADDED TO SCHEDULE 1A

1. Resorts Casino Tunica, Tunica County, Mississippi

NONE

2. Bally’s Casino Tunica, Tunica County, Mississippi

Bally’s Hotel
Mold was discovered in the Bally’s Hotel. The hotel has been closed since January 2016.

Bally’s Barge
Reference is made to the structural issues and other conditions described in the Bally’s Casino Assessment, dated February 24, 2017, prepared by Penn National Gaming, Inc.’s internal construction team.

E - 1

ANNEX F

GUARANTORS ADDED TO SCHEDULE 6.3

RIH Acquisitions MS I, LLC, a Mississippi limited liability company

RIH Acquisitions MS II, LLC, a Mississippi limited liability company

F - 1

CONSENT OF GUARANTOR

THIS CONSENT OF GUARANTOR (“Consent”) is made as of May 1, 2017 from Penn National Gaming, Inc., a Pennsylvania corporation (the “Guarantor”), for the benefit of GLP Capital, L.P. (together with its permitted successors and assigns, “Landlord”) and Penn Tenant, LLC (together with its permitted successors and assigns, “Tenant”).

RECITALS

A. Landlord and Tenant are parties that certain Master Lease, dated November 1, 2013, as amended by that certain First Amendment to Master Lease, dated March 5, 2014, as further amended by that certain Second Amendment to Master Lease and First Amendment to Access Agreement, dated April 18, 2014, and as further amended by that certain Third Amendment to Master Lease, dated September 20, 2016 (collectively, the “Master Lease”), pursuant to which Tenant leases certain Leased Property, as further defined in the Master Lease
B.    Landlord and Tenant each desire to add two (2) additional Facilities, as further defined in Annex A and Annex B attached hereto and incorporated herein (the “Additional Leased Property”), on the terms and conditions hereinafter set forth.
C.    Guarantor has executed and delivered that certain Guaranty of Master Lease dated November 1, 2013 in connection with the Master Lease.

D.    Landlord and Tenant desire to further amend the Master Lease pursuant to the terms of a certain Fourth Amendment to Master Lease of even date herewith (the “Amendment”), and Guarantor is executing this Consent in connection therewith.

AGREEMENT

Guarantor hereby consents to Landlord’s and Tenant’s execution, delivery and performance of the Amendment. Guarantor agrees that the Guaranty remains in full force and effect and that all references to the “Master Lease” in the Guaranty shall mean the Master Lease as defined in this Consent, as such Master Lease is amended by the Amendment and by such further amendments to which Landlord and Tenant might hereafter agree.

[Signature appears on the following page.]

F - 2

IN WITNESS WHEREOF, the Guarantor has caused this Consent to be executed under seal as of the day set forth above.

GUARANTOR:
Penn National Gaming, Inc.

By:    /s/ William J. Fair
Name: William J. Fair
Title: Executive Vice President and Chief Financial Officer

F - 3